                                  Exhibit 99.1

FOR IMMEDIATE RELEASE                        COMPANY CONTACT: Gerald T. Mulligan
                                                                  (978) 725-7555

                                 LSB CORPORATION
                           FOURTH QUARTER RESULTS 2005

NORTH ANDOVER, MA, -- (MARKET WIRE) - January 26, 2006 - LSB Corporation, (the "Corporation" or the "Company") (NASDAQ-LSBX), today announced its dividend and financial results for the three and twelve month periods ended December 31, 2005. Press releases and SEC filings can be viewed on the internet at our website www.LawrenceSavings.com/press-main.asp or www.LawrenceSavings.com/stockholder-info.asp, respectively.

                                    Dividend

On January 26, 2006, the Board of Directors of LSB Corporation declared a dividend to shareholders. The Board voted to pay a cash dividend of $0.14 per share on its outstanding shares of common stock payable on February 23, 2006 to shareholders of record at the close of business on February 9, 2006. This represents a 3.28 % annualized dividend yield based on the stock price of $17.07 at the close of business on January 25, 2006.

                                Financial Results

The Corporation reported net income of $1,683,000 or $0.37 diluted earnings per share for the fourth quarter of 2005. This amount compares to net income of $840,000 or $0.19 diluted earnings per share for the same period of 2004. Net income for the year ended December 31, 2005 was $4,157,000 or $0.92 diluted earnings per share compared to $4,680,000 or $1.05 diluted earnings per share for the twelve months ended December 31, 2004.

The Company reported the receipt of $2,223,000 (after tax $1,313,000) on a U.S. Bankruptcy Judge's Order on the Trustee's Report on Claims' and Proposed Distribution and the Trustees' Final Report for authorization to make a final distribution in a case in which the Company's wholly owned subsidiary, Lawrence Savings Bank (the "Bank"), is a creditor. The diluted earnings per share impact of the final distribution was approximately $0.29 per share based on average dilutive shares outstanding at December 31, 2005. The $2,223,000 final distribution was recorded as lawsuit judgment collected in non interest income by the Bank on December 15, 2005. On June 15, 2004, the Company reported the receipt of $2,528,000 (after tax $1,565,000) million on a U.S. Bankruptcy Judge's order on the Trustee's Motion for authorization to make an interim distribution in the same case noted above. The diluted earnings per share impact of the interim distribution was approximately $0.35 per share based on average diluted shares outstanding at December 31, 2004. The Bank recognized $253,000 of the interim distribution as a recovery to the allowance for loan losses on amounts previously charged off and the remaining $2,275,000 as a lawsuit judgment collected in non-interest income. The Bank recorded a negative provision for loan losses of $300,000 for the quarter ended June 30, 2004.

Net income for the three months ended December 31, 2005 increased to $1,683,000 from $840,000 in the same period in 2004. Exclusive of the after tax effect of the final distributions noted above, net interest income decreased by $250,000, non interest income increased by $54,000 and non interest expense increased by $597,000 from the same periods in 2004.

Net interest income for the three months ended December 31, 2005 decreased by $250,000 or 6.9% to $3,380,000 from $3,630,000 in 2004. Interest income increased primarily due to higher average investment and loan balances, which contributed $444,000 to interest income for the three months ended 2005 compared to 2004. These interest earning assets were funded by deposit growth and Federal Home Loan Bank ("FHLB") advances, which increased interest expense by $599,000. Increased yields on interest earning assets contributed $103,000 to interest income, while higher cost of funding increased interest expenses by $198,000 for the three months ended December 31, 2005.

Non interest income, excluding the lawsuit judgments collected, increased by $54,000 for the three months ended December 31, 2005 to $432,000 from $378,000 for the three months ended December 31, 2004. The increase in non-interest income was primarily due to loan fees increasing by $31,000. The increase in loan fees from the fourth quarter of 2004 can be attributed to $24,000 of increased fair value of mortgage servicing rights in 2005 from 2004 and increase in late fees on loans in 2005. Deposit account fees increased $10,000 in 2005 from 2004 mainly attributable to an increase in overdraft fees on NOW accounts. Other non-interest income increased $15,000 primarily due to ATM and Debit Card Fees.

Non interest expenses were $3,296,000 for the three months ended December 31, 2005 compared to $2,699,000 for the same period of 2004. The increase in the three months of 2005 compared to 2004 is primarily due to an increase in salaries and employee benefits due to expenses recognized for the contractual obligations to the former President, Paul A. Miller, as a result of the changes in his employment agreement as of November 1, 2005. Occupancy and equipment expense increased $22,000 mainly attributable to fully depreciating the auto associated with former President's employment contract. Professional fees decreased $15,000 resulting from a reduction in consulting fees. Other expenses remained consistent in the fourth quarter of 2005 compared to the same quarter of 2004.

Net interest income for the year ended December 31, 2005 increased by $109,000 to $13,920,000 from $13,811,000 in 2004. Net interest income increased primarily due to higher average investment and loan balances, which contributed $2,236,000 to interest income for the twelve months ended 2005 compared to 2004. These interest earning assets were funded by deposit growth and FHLB advances, which increased interest expense by $1,425,000. Increased yields on interest earning assets contributed $991,000 while higher cost of funding increased interest expense by $1,693,000.

Non interest income for the year ended December 31, 2005 and 2004, excluding the lawsuit judgment collected, totaled $1,555,000 and $1,553,000, respectively. Loan fees incurred a reduction of $22,000 in 2005 from 2004. This reduction in loan fees for the year ended December 31, 2005 from the same period in 2004 can be attributed to a decrease of $92,000 in prepayment penalties collected on commercial real estate loan payoffs in 2004 that did not occur in 2005. Gains on the sale of mortgage loans decreased $31,000 to $37,000 in 2005 from $68,000 in 2004 due to a reduction in loan sales. ATM and Debit Card Fees increased by $42,000 in 2005 from 2004.

Non interest expenses were $11,144,000 for the year ended 2005 compared to $10,664,000 in 2004. Salaries and employee benefits increased to $6,899,000 in 2005 from $6,507,000 in 2004 due to expenses associated with the contractual obligations to the former President's employee contract noted above, partially offset by a reduction in pension and post retirement expenses in 2005 from 2004. Occupancy and equipment expense increased to $944,000 in 2005 from $872,000 in 2004 mainly attributable to increased rent expense and increased depreciation expense associated with the new branch in Salem, NH, which incurred twelve months of depreciation expense in 2005 versus approximately six in 2004 after opening on June 14, 2004. Other expenses in 2005 increased primarily due to an increase in marketing expenses of $23,000 and the reimbursement of $100,000 in legal fees as part of an insurance claim recovery in the amount of $197,000 in 2004.

Non-performing loans totaled $32,000 at December 31, 2005 up from zero at December 31, 2004. The ratio of the allowance for loan losses to total loans decreased slightly to 1.76% at December 31, 2005 from 1.78% at December 31, 2004.

Total assets increased to $521,800,000 at December 31, 2005 from $518,477,000 at December 31, 2004. The increase in assets during 2005 is mainly attributable to an increase of $2,210,000 in Federal Home Loan Bank stock, $1,801,000 in loan growth and an increase in cash and due from banks of $3,296,000. The funding for these assets came primarily from deposit growth of $3,981,000 in 2005.

Total deposits at December 31, 2005 were $303,087,000 up from $299,106,000 at December 31, 2004. The change from December 31, 2004 is due primarily to increases in certificates of deposit accounts of $9,124,000, demand deposit accounts of $4,115,000, and NOW accounts of $288,000 which were partially offset by a decrease in money market investment accounts of $6,283,000 and savings accounts of $2,732,000.

At December 31, 2005, the Company's stockholders' equity was $59,922,000 as compared to $57,838,000 at December 31, 2004. The increase during 2005 reflects net income of $4,157,000, a tax benefit associated with the exercise of stock options of $211,000 and proceeds from the exercise of stock options of $512,000. Offsetting these increases were the declaration of cash dividends to shareholders of $2,484,000 and a decrease in the market values of securities available for sale (net of taxes) of $312,000. The Corporation's leverage ratio increased to 11.34% at December 31, 2005 from 11.25% at December 31, 2004. The Corporation and the Bank exceeds all regulatory capital ratio requirements of the Federal Reserve Board and the FDIC, respectively, as of and for all periods presented.

Lawrence Savings Bank, the Company's wholly-owned subsidiary, is a Massachusetts chartered savings bank organized in 1868 and headquartered at 30 Massachusetts Avenue, North Andover, Massachusetts, approximately 25 miles north of downtown Boston. Lawrence Savings Bank operates 5 banking offices in Massachusetts in Andover, Lawrence, Methuen, and North Andover and 1 banking office in Salem, New Hampshire. Go to www.LawrenceSavings.com for all your Internet Banking needs. Please visit it today. Lawrence Savings Bank is an Equal Housing Lender, Member FDIC and Member DIF.

The reader is cautioned that this press release may contain certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are not historical facts and include expressions of management's expectations at a specific point in time regarding future relationships, structures, opportunities and market conditions. Such expectations may or may not be realized, depending on a number of variable factors, including but not limited to, changes in interest rates or in the relationship between long-term and short-term rates, disruptions in credit markets, changes in regional and local economic conditions, changes in local housing markets, changes in the regulatory environment including changes in regulatory requirements and compliance costs, changes in technology and changes in the competitive environment in which the Company operates. As a result of such risks and uncertainties, the Company's actual results may differ materially from such forward-looking statements. The Company does not undertake and specifically disclaims any obligation to publicly release revisions to any such forward-looking statements to reflect the occurrence of anticipated or

                                 LSB CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET*
                      (In thousands, except per share data)

                                                                                       December 31,     December 31,
                                                                                              2005             2004
-------------------------------------------------------------------------------------------------------------------
Loans                                                                                   $  234,611      $   232,810
Allowance for loan losses                                                                   (4,126)          (4,140)
Investments held to maturity                                                               213,683          200,264
Investments available for sale                                                              46,363           63,039
Federal Home Loan Bank stock                                                                10,097            7,887
Federal funds sold                                                                             198              209
Other assets                                                                                20,974           18,408
-------------------------------------------------------------------------------------------------------------------
Total assets                                                                            $  521,800      $   518,477
===================================================================================================================
Deposits                                                                                $  303,087      $   299,106
Borrowed funds                                                                             153,380          157,263
Other liabilities                                                                            5,411            4,270
Stockholders' equity                                                                        59,922           57,838
-------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                              $  521,800      $   518,477
===================================================================================================================
Book value per share                                                                    $    13.42      $     13.33
-------------------------------------------------------------------------------------------------------------------


                                                                                       December 31,     December 31,
Select financial ratios:                                                                      2005             2004
-------------------------------------------------------------------------------------------------------------------
Capital ratios:
   Stockholders' equity to total assets ratio                                                11.48%           11.16%
Risk-based ratio
   Leverage ratio                                                                            11.34%           11.25%
   Total capital ratio                                                                       20.34%           19.63%

Asset quality ratios:
   Allowance for loan losses to loans                                                         1.76%            1.78%
   Risk assets to total assets                                                                0.01%            0.00%
Risk assets:
   Non-performing loans                                                                 $       32      $        --
   Other real estate owned                                                                      --               --
-------------------------------------------------------------------------------------------------------------------
Total risk assets                                                                       $       32               --
===================================================================================================================


                    CONDENSED CONSOLIDATED INCOME STATEMENT*
                        (In thousands, except share data)

                                                   Three months ended                      Twelve months ended
                                               --------------------------              ---------------------------
                                               December 31,   December 31,             December 31,     December 31,
                                                      2005           2004                     2005             2004
-------------------------------------------------------------------------------------------------------------------
Interest income                                 $    6,487     $    5,940               $   25,558       $   22,331
Interest expense                                     3,107          2,310                   11,638            8,520
-------------------------------------------------------------------------------------------------------------------
Net interest income                                  3,380          3,630                   13,920           13,811
Provision (credit) for loan losses                      --             --                     --               (300)
-------------------------------------------------------------------------------------------------------------------
Net interest income after provision (credit)
   for loan losses                                   3,380          3,630                   13,920           14,111
Non interest income                                    432            378                    1,555            1,553
Lawsuit judgment collected                           2,223              5                    2,233            2,280
Non interest expense                                 3,296          2,699                   11,144           10,664
-------------------------------------------------------------------------------------------------------------------
Net income before income taxes                       2,739          1,314                    6,564            7,280
Income tax expense                                   1,056            474                    2,407            2,600
--------------------------------------------------------------------------------------------------------------------

Net income                                      $    1,683     $      840               $    4,157       $    4,680
===================================================================================================================
Basic earnings per share                        $     0.38     $     0.19               $     0.94       $     1.09
Dilutive earnings per share                     $     0.37     $     0.19               $     0.92       $     1.05
===================================================================================================================
Average shares outstanding                       4,464,033      4,330,627                4,427,525        4,302,729
Average diluted shares outstanding               4,542,308      4,508,790                4,528,193        4,466,577
===================================================================================================================

                                                   Three months ended                      Twelve months ended
                                               --------------------------              ---------------------------
                                               December 31,   December 31,             December 31,     December 31,
                                                      2005           2004                     2005             2004
-------------------------------------------------------------------------------------------------------------------
Select financial ratios:
  Return on average assets                            1.27%          0.65%                    0.77%            0.96%
  Return on average stockholders' equity             11.41%          5.82%                    7.14%            8.33%
-------------------------------------------------------------------------------------------------------------------

*Unaudited